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                                                                 EXHIBIT 10 (nn)

                              THE ALLEN GROUP INC.
                                RESTORATION PLAN



                 WHEREAS, The Allen Group Inc. (the "Company") has established The Allen Group Inc. Corporate Retirement Plan (the "Pension Plan"), a qualified defined benefit pension plan; and

                 WHEREAS, Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, place certain limitations on the amount of benefits that would otherwise be made available under the Pension Plan for certain participants; and

                 WHEREAS, benefits under the Pension Plan are computed on the basis of compensation which excludes deferrals made by Pension Plan participants pursuant to a nonqualified deferred compensation plan sponsored by the Company; and

                 WHEREAS, the Company now desires to provide the benefits which would otherwise have been payable to such participants under the Pension Plan except for such limitations and exclusions from income, in consideration of services performed and to be performed by such participants for the Company and certain related corporations.

                 NOW, THEREFORE, the Company hereby adopts and publishes this Restoration Plan, which shall contain the following terms and conditions:


                                   ARTICLE I
                                    PREFACE

                 SECTION 1.1. EFFECTIVE DATE. The effective date of this Plan is January 1, 1996 (the "Effective Date").

                 SECTION 1.2. PURPOSE OF THE PLAN. The purpose of this Plan is to provide additional retirement benefits for certain management and highly compensated employees of the Company (and other participating Employers).

                 SECTION 1.3. GOVERNING LAW. This Plan shall be regulated, construed and administered under the laws of the State of Ohio, except when preempted by federal law.

                 SECTION 1.4. GENDER AND NUMBER. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural, unless otherwise clearly required by the context.
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                 SECTION 1.5.  SEVERABILITY.  If any provision of this Plan or the application thereof to any circumstances(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.


                                   ARTICLE II
                                  DEFINITIONS

                 SECTION 2.1. Words and phrases used herein with initial capital letters which are defined in the Pension Plan are used herein as so defined, unless otherwise specifically defined herein or the context clearly indicates otherwise. The following words and phrases when used in this Plan with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise:

 SECTION 2.1(1).  "ACCELERATING EVENT" shall mean the occurrence of any of the following:

                          (a) Breach by the Company of any material provision of this Plan including, without limitation, failure by the Company to make timely payment of any Supplemental Pension Benefit, and failure by Allen to rectify such breach within thirty (30) days after written notice of such breach is given to the Company by an affected Participant, provided that an event described in this Section 2.1(1)(a) shall constitute an Accelerating Event only for a Participant affected by any such breach;

                          (b) The Company making a general assignment for the benefit of creditors;

                          (c) A proceeding under the federal Bankruptcy Code (or a similar state law) is instituted by or against the Company and, if such proceeding is instituted against the Company, is consented to or acquiesced in by the Company or the Company fails for a period of sixty (60) days after the commencement thereof to use its best efforts to obtain the dismissal thereof; or

                          (d) A receiver or trustee in bankruptcy is appointed for the Company.

                 SECTION 2.1(2). "ACTUAL PENSION PLAN BENEFIT" shall mean the amount of the monthly benefit in fact payable to the Participant or his Beneficiary under the Pension Plan.

                 SECTION 2.1(3). "BENEFICIARY" shall mean the person named at the time the Supplemental Pension Benefit becomes payable as
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being entitled to receive, following a Participant's death, part or all of a pension or other benefit payable with respect to the Participant under the Pension Plan.

                 SECTION 2.1(4). "CHANGE IN CONTROL" shall mean the occurrence of any of the following:

                          (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities;

                          (b) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board"), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
         (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30 percent of the combined voting power of the Company's then outstanding securities; or

                          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the
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         sale or disposition by the Company of all or substantially all of the
         Company's assets.

                 SECTION 2.1(5). "CODE" shall mean the Internal Revenue Code of 1986, as it has been and may be amended from time to time.

                 SECTION 2.1(6). "Committee" shall mean the Committee designated under the Pension Plan.

                 SECTION 2.1(7). "CODE LIMITATIONS" shall mean the limitations imposed by Sections 401(a)(17) and 415 of the Code, or any successor(s) thereto, on the amount of the benefits which may be payable to a Participant from the Pension Plan.

                 SECTION 2.1(8). "EARNINGS REDUCTION" shall mean the amount of a Participant's base pay or bonus which is deferred pursuant to The Allen Group Inc. Deferred Compensation Plan and any other similar nonqualified deferred compensation plan maintained by the Company.

                 SECTION 2.1(9). "EMPLOYER(S)" shall mean the Company and/or any other member of the Controlled Group which shall adopt this Plan pursuant to Section 5.4.

                 SECTION 2.1(10). "INSTRUMENT OF ADOPTION" shall mean an Instrument referred to in Section 5.4 by which an Employer other than the Company evidences its adoption of the Plan.

                 SECTION 2.1(11). "PARTICIPANT" shall mean each Employee of an Employer whose Actual Pension Plan Benefit is reduced by reason of the Code Limitations or an Earnings Reduction. Each person who becomes a Participant under this Plan shall be notified in writing of such fact by the Company.

                 SECTION 2.1(12). "PENSION PLAN" shall mean The Allen Group Inc. Corporate Retirement Plan as such plan may be amended from time to time.

                 SECTION 2.1(13). "PLAN" shall mean The Allen Group Inc. Restoration Plan, as it may be amended from time to time.

                 SECTION 2.1(14). "SUPPLEMENTAL PENSION BENEFIT" shall mean the retirement benefit determined under Section 3.1.


                                  ARTICLE III
                          SUPPLEMENTAL PENSION BENEFIT

                 SECTION 3.1. AMOUNT OF SUPPLEMENTAL PENSION BENEFIT. The Supplemental Pension Benefit payable to a Participant or the Beneficiary of a deceased Participant shall be a monthly retirement benefit equal to the difference between (a) the amount of the
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monthly benefit payable to the Participant or his Beneficiary under the Pension
Plan, determined under the Pension Plan as in effect on the date of the Participant's termination of employment with the Controlled Group (and payable in the same optional form as his Actual Pension Plan Benefit) but calculated as if the Pension Plan did not contain the Code Limitations and as if there was no Earnings Reduction with respect to the Participant and (b) the amount of the Actual Pension Plan Benefit.

                 SECTION 3.2. TIME OF PAYMENT. (a) A Participant's (or Beneficiary's) Supplemental Pension Benefit shall commence at the same time and under the same conditions as the benefits payable to the Participant (or Beneficiary) under the Pension Plan.

                          (b)     Notwithstanding the foregoing, in the event
of the occurrence of an Accelerating Event, the Supplemental Pension Benefit shall become immediately payable and shall be paid in the form of a lump sum payment equal to the present value of the Participant's Supplemental Pension Benefit (expressed as a single life annuity) as of the date of the Accelerating Event. Such lump sum amount shall be calculated by using the interest rate and other actuarial assumptions of the Pension Plan used to determine lump sum actuarial equivalents thereunder in effect on the date of the Accelerating Event. In the case of a Participant who has not attained age 55 as of the date of an Accelerating Event, his Supplemental Pension Benefit as of the date of the Accelerating Event shall be determined by reducing his Supplemental Pension Benefit accrued to the date of the Accelerating Event that would be payable commencing at age 55 to its actuarial equivalent as of the date of the Accelerating Benefit using the same actuarial assumptions used to develop early retirement reduction factors in the Pension Plan.

                 SECTION 3.3. FORM OF PAYMENT. Subject to Section 3.2(b), the Supplemental Pension Benefit shall be payable in the same form and for the same duration as the benefits payable to the Participant (or Beneficiary) under the Pension Plan.

                 SECTION 3.4. LIABILITY FOR PAYMENT. The Employer by which the Participant was employed at the time of his termination of employment with the Controlled Group shall pay the Supplemental Pension Benefit to the Participant and/or his Beneficiary, but such Employer's liability hereunder shall be limited to its proportionate share of such Supplemental Pension Benefit, determined as hereinafter provided. If the Participant's Pension Benefits payable to the Participant and/or his Beneficiary under the Pension Plan are based on the Participant's employment with more than one Employer, the amount of the Supplemental Pension Benefit shall be shared by all such Employers (by reimbursement to the Employer making such payment) in such manner as shall be determined by the Company, taking into consideration the Participant's Credited Service and
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Annual Compensation paid by each such Employer and as will permit the deduction
(for purposes of federal income taxes) by each such Employer of its portion of the payments made and to be made hereunder.


                                   ARTICLE IV
                             VESTING AND FORFEITURE

                 SECTION 4.1. VESTING. Subject to Section 4.2, a Participant shall be vested in his Supplemental Pension Plan Benefit in accordance with the vesting provisions of the Pension Plan.

                 SECTION 4.2. TRANSFER OF CERTAIN BENEFITS FOLLOWING CHANGE IN CONTROL. Upon the termination of the employment of a Participant who also is a party to a Supplemental Target Pension Benefit Agreement with his Employer, within the two year period following a Change in Control, either by the Participant for Good Reason or by the Participant's Employer other than (i) for Cause or (ii) because the Participant is Disabled (as the terms "Good Reason", "Cause" and "Disabled" are defined in such Supplemental Target Pension Benefit Agreement), such Participant's Supplemental Pension Benefit and all rights thereto shall be transferred to and paid pursuant to the Participant's Supplemental Target Pension Benefit Agreement.


                                   ARTICLE V
                                 MISCELLANEOUS

                 SECTION 5.1. LIMITATION ON RIGHTS OF PARTICIPANTS AND BENEFICIARIES - NO LIEN. This Plan is an unfunded, nonqualified plan and the entire cost of this Plan shall be paid from the general assets of one or more of the Employers. No trust has been established for the Participants or Beneficiaries. No liability for the payment of benefits under the Plan shall be imposed upon any officer, director, employee, or stockholder of an Employer. Nothing contained herein shall be deemed to create a lien in favor of any Participant or Beneficiary on any assets of any Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Employers and shall have no right to, prior claim to, or security interest in, any assets of the Company or any Employer by reason of this Plan.

                 SECTION 5.2. NONALIENATION. No right or interest of a Participant or his Beneficiary under this Plan shall be anticipated, assigned (either at law or in equity) or alienated by the Participant or his Beneficiary, nor shall any such right or interest
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be subject to attachment, garnishment, levy, execution or other legal or equitable process or in any manner be liable for or subject to the debts of any Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then the Company may terminate his interest in any such benefit and hold or apply it to or for his benefit or the benefit of his spouse, children or other person or persons in fact dependent upon him, or any of them, in such a manner as the Company may deem proper; provided, however, that the provisions of this sentence shall not be applicable to the surviving spouse of any deceased Participant if the Company consents to such inapplicability, which consent shall not unreasonably be withheld.

                 SECTION 5.3. EMPLOYMENT RIGHTS. Employment rights shall not be enlarged or affected hereby. The Employers shall continue to have the right, subject to applicable law, to discharge or retire a Participant, with or without cause.

                 SECTION 5.4. INSTRUMENT OF ADOPTION. Any member of the Controlled Group may become an Employer hereunder with the written consent of the Company if it executes an "Instrument of Adoption" evidencing its adoption of the Plan and files a copy thereof with the Company. Such Instrument of Adoption may be subject to such terms and conditions as the Company requires or approves. An Employer who ceases to exist or who is no longer a member of the Controlled Group shall automatically cease being a participating Employer hereunder on the date of such event, and Participants who are employed by such an Employer shall thereupon cease accruing any additional benefits hereunder but shall be entitled to all benefits accrued up to such date.

                 SECTION 5.5.  ADMINISTRATION OF PLAN.

                 (a) The Committee shall be responsible for the general administration of the Plan and for carrying out the provisions hereof and, for purposes of the Employee Retirement Income Security Act of 1974, as amended. The Company shall be the plan sponsor and the plan administrator. The Committee shall interpret where necessary, in its reasonable and good faith judgment, the provisions of the Plan and, except as otherwise provided in the Plan, shall determine the rights and status of Participants and Beneficiaries hereunder (including, without limitation, the amount of any Supplemental Pension Benefit to which a Participant or Beneficiary may be entitled under the
Plan).

                 (b) The Committee may, from time to time, delegate all or part of its administrative powers, duties and authorities to such person or persons, office or committee as it shall select.
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                 SECTION 5.6.  CLAIMS PROCEDURE.  Whenever there is denied, whether in whole or in part, a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant"), the plan administrator shall transmit a written notice of such decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the plan administrator a written request therefor, which request shall contain the following information:

                 (a) the specific portions of the denial of his claim which the Claimant requests the plan administrator to review;

                 (b) a statement by the Claimant setting forth the basis upon which he believes the plan administrator should reverse the previous denial of his claim for benefits and accept his claim as made; and

                 (c) any written material which the Claimant desires the plan administrator to examine in its consideration of his position as stated pursuant to Subsection (b) above.

                 Within 60 days of the date the Claimant files the written request for review, the plan administrator shall designate a named fiduciary to conduct a full and fair review of the decision denying the Claimant's claim for benefits. Within 60 days of the date of such review, the named fiduciary shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

                 SECTION 5.7. EFFECT ON OTHER BENEFITS. Benefits payable to or with respect to a Participant under the Pension Plan or any other Employer-sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

                 SECTION 5.8. PAYMENT TO GUARDIAN. If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Company may direct payment of such benefit to the legal guardian or legal representative of such minor, incompetent or person. The Company may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such benefit.
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                 SECTION 5.9.  EFFECT OF QUALIFIED DOMESTIC RELATIONS ORDER.
In the event that any portion of a Participant's benefit under the Pension Plan is allocated to an alternate payee pursuant to the terms of a qualified domestic relations order, the Participant's Supplemental Pension Benefit hereunder shall be calculated without taking into account such allocation. In no event may an alternate payee receive a distribution or an allocation of any portion of a Supplemental Pension Benefit hereunder.

                 SECTION 5.10. WITHHOLDING/TAXES. To the extent required by applicable law, the Company shall withhold from the Supplemental Pension Benefit any taxes required to be withheld therefrom by a federal, state or local government.

                 SECTION 5.11. EXPENSES. The Company shall pay all expenses incurred in the administration and operation of the Plan.

                 SECTION 5.12. ARBITRATION; LEGAL EXPENSES. Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Cleveland, Ohio, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The expense of such arbitration, as well as all other reasonable legal fees and expenses incurred by the Participant in connection with the resolution of any dispute arising under this Plan, shall be borne by the Participant unless the Participant is successful, in which case such expenses and legal fees shall be borne by the Company. A Participant shall be considered successful if the arbitrators rule in his favor as to some or all of his claim.

                 SECTION 5.13. SUCCESSORS AND ASSIGNS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the obligations under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place.


                                   ARTICLE VI
                           AMENDMENT AND TERMINATION

                 SECTION 6.1.  AMENDMENT.  The Board of Directors of the
Company does hereby reserve the right to amend, at any time, any or all of the provisions of the Plan for all Employers, without the consent of any other Employer or any Participant, Beneficiary or any other person. Any such amendment shall be expressed in an instrument executed by an appropriate officer of the Company and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution.
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                 SECTION 6.2.  TERMINATION.  (a)  The Board of Directors of the
Company does hereby reserve the right to terminate the Plan at any time for any or all Employers, without the consent of any other Employer or of any Participant, Beneficiary or any other person. Such termination shall be expressed in an instrument executed by an appropriate officer of the Company and shall become effective as of the date designated in such instrument, or if no date is specified, on the date of its execution. Any other Employer which shall have adopted the Plan may, with the written consent of the Board of Directors of the Company, elect separately to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to it, but it shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder. Any such withdrawal and termination shall be expressed in an instrument executed by an officer of the terminating Employer and shall become effective as of the date designated in such instrument or, if no date is specified, on the date of its execution. Notwithstanding the foregoing, if an Employer ceases to exist or is no longer a member of the Controlled Group, such action shall automatically constitute a termination of the Plan as to such Employer.

                 (b) Upon any termination of the Plan, each affected Participant's Supplemental Pension Benefit shall be determined and distributed to him (or his Beneficiary) as otherwise provided in Article III.

                 SECTION 6.3. LIMITATIONS ON AMENDMENT AND TERMINATION. Notwithstanding the foregoing provisions of this Article, no amendment or termination of the Plan shall, without the consent of the Participant (or, in the case of his death, his Beneficiary), adversely affect the vested Supplemental Pension Benefit under the Plan of any Participant or Beneficiary as such Benefit exists on the date of such amendment or termination.

                 SECTION 6.4. EFFECT OF AMENDMENT AND TERMINATION. Notwithstanding any provision of the Plan to the contrary, in the event of a termination of the Plan, the Company, in its sole and absolute discretion, shall have the right to accelerate the time and/or manner of distribution of Supplemental Pension Benefits accrued hereunder (including Supplemental Pension Benefits payable to Participants who are then retired and receiving Supplemental Pension Benefits) including, without limitation, by providing for the payment of a single lump sum payment to each Participant or Beneficiary entitled to Supplemental Pension Benefits in an amount equal to the present value of such Supplemental Pension Benefits. Such lump sum amount shall be calculated by using the interest rate and other actuarial assumptions of the Pension Plan used to determine lump sum Actuarial Equivalents thereunder in effect on the date of determination. If the effect on a Participant of the payment of any such lump sum amount is to increase the sum of the
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highest marginal federal, state and local income tax rates that apply to such lump sum payment over the sum of the highest such rates that would apply to the Participant's receipt of his Supplemental Pension Benefit in the form of a single life annuity, the Company shall make an additional lump sum payment to the Participant in an amount sufficient, on an after-tax basis, to eliminate such effect.
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                 IN WITNESS WHEREOF, The Allen Group Inc. has executed this
Restoration Plan this _____ day of ________________, 1996.

                                        THE ALLEN GROUP INC.



                                        By:____________________________

                                           Title: